Exhibit 21

Subsidiaries of the Registrant as of March 31, 2013

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

Subsidiaries	State or country of incorporation or organization	% of voting securities	Owned by

Modine, Inc.	Delaware	100%	Registrant
Modine ECD, Inc.	Pennsylvania	100%	Registrant
Modine Holding GmbH	Germany	100%	Registrant
Modine Jackson, Inc.	Delaware	100%	Registrant
Modine Japan K.K.	Japan	100%	Registrant
Modine Thermal Systems Korea, LLC	Korea	100%	Registrant
Modine Manufacturing Company Foundation, Inc.	Wisconsin	100%	Registrant
Modine Thermal Systems (Changzhou) Company Ltd.	China	100%	Registrant
Modine Thermal Systems (Shanghai) Company Ltd.	China	100%	Registrant
Modine Manufacturing (Canada) Ltd.	Canada	100%	Registrant
Modine Thermal Systems Private Limited	India	99%	Registrant (1)
Modine UK Dollar Limited	UK	100%	Registrant
Airedale International Air Conditioning Limited	UK	100%	Modine UK Dollar Limited
Airedale Group Limited	UK	100%	Airedale International Air Conditioning Limited
Airedale Sheet Metal Limited	UK	100%	Airedale International Air Conditioning Limited
Airedale Compact Systems Limited	UK	100%	Airedale International Air Conditioning Limited
AIAC Air Conditioning SA (Pty) Limited	South Africa	100%	Airedale International Air Conditioning Limited
Modine LLC	Delaware	100%	Modine, Inc.
Modine do Brasil Sistemas Termicos Ltda.	Brazil	99.9%	Modine, Inc. (2)
Modine Transferencia de Calor, S.A. de C.V.	Mexico	99.6%	Modine, Inc. (2)
Modine Austria Holding GmbH	Austria	100%	Modine Holding GmbH
Modine Austria Ges.m.b.H.	Austria	100%	Modine Austria Holding GmbH
Modine Austria Immobilien GmbH	Austria	100%	Modine Austria Ges.m.b.H.
Modine Pliezhausen GmbH	Germany	100%	Modine Holding GmbH
Modine Europe GmbH	Germany	100%	Modine Holding GmbH
Modine RUS Limited Liability Company	Russia	99%	Modine Holding GmbH (3)
Modine Grundstucksverwaltungs GmbH	Germany	100%	Modine Holding GmbH
Modine Kirchentellinsfurt GmbH	Germany	100%	Modine Holding GmbH
Modine Wackersdorf GmbH	Germany	100%	Modine Holding GmbH
Modine Neuenkirchen GmbH	Germany	100%	Modine Holding GmbH
Modine Hungaria Gep. Kft.	Hungary	99%	Modine Holding GmbH (3)
Modine Pontevico S.r.l.	Italy	100%	Modine Holding GmbH
Modine Uden B.V.	Netherlands	100%	Modine Holding GmbH

(1)	Balance of voting securities held by Modine, Inc.
(2)	Balance of voting securities held by the Registrant
(3)	Balance of voting securities held by Modine Europe GmbH